SUPPLEMENTAL INDENTURE


                       Dated as of October 1, 1994


                                   TO


               Indenture of Mortgage and Deed of Trust


                         Dated as of May 1, 1921






               THE CONNECTICUT LIGHT AND POWER COMPANY


                                   TO


                    BANKERS TRUST COMPANY, Trustee




               1994 Series D Bonds, Due October 1, 2024








               THE CONNECTICUT LIGHT AND POWER COMPANY

          Supplemental Indenture, Dated as of October 1, 1994

                         TABLE OF CONTENTS



                                                                    PAGE

Parties                                                               1
Recitals                                                              1
Granting Clauses                                                      2
Habendum                                                              2
Grant in Trust                                                        2


                              ARTICLE 1.

               FORM AND PROVISIONS OF BONDS OF SERIES D

SECTION 1.01.  Designation; Amount                                    3
SECTION 1.02.  Form of Bonds of Series D                              3
SECTION 1.03.  Provisions of Bonds of Series D; Interest Accrual      3
SECTION 1.04.  Transfer and Exchange of Bonds of Series D             4
SECTION 1.05.  Sinking and Improvement Fund                           4

                              ARTICLE 2.

               REDEMPTION OF BONDS OF SERIES D                        4


                              ARTICLE 3.

               REPAYMENT OF BONDS OF SERIES D AT OPTION OF HOLDER     4

                              ARTICLE 4.

                            MISCELLANEOUS

SECTION 4.01.  Benefits of Supplemental Indenture and
               Bonds of Series D                                      4
SECTION 4.02.  Effect of Table of Contents and Headings               5
SECTION 4.03.  Counterparts                                           5
TESTIMONIUM                                                           5
SIGNATURES                                                            5
ACKNOWLEDGMENTS                                                       6
SCHEDULE A - Form of Bond of Series D, Form of
             Trustee's Certificate                                    7
SCHEDULE B - Property Subject to the Lien of the Mortgage             13


     SUPPLEMENTAL INDENTURE, dated as of the first day of October, 1994, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called "Company") and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called "Trustee").

     WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and sixty-two Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932,
July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945,
October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955,
January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969,
January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1,
1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982,
July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988,
June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992,
October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994,
February 1, 1994 and June 1, 1994 (said Indenture of Mortgage and Deed of Trust
(i) as heretofore amended, being hereinafter generally called the "Mortgage Indenture," and (ii) together with said Supplemental Indentures thereto, being hereinafter generally called the "Mortgage"), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $1,330,000,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) to an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

     WHEREAS, the Company by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage has duly determined to create a further series of bonds under the Mortgage to be designated "First and Refunding Mortgage 7-7/8% Bonds, 1994 Series D" (hereinafter generally referred to as the "bonds of Series D"), to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, such fully registered bonds and the Trustee's certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

     WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess of one hundred and forty million dollars ($140,000,000) in aggregate principal amount of bonds of Series D and other necessary actions have been duly authorized by the Board of Directors of the Company; and

     WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of Series D and to confirm the lien of the Mortgage on the property referred to below, all as permitted by
Section 14.01 of the Mortgage Indenture; and

     WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of Series D, when executed by the Company and authenticated by the Trustee valid, binding and legal obligations of the Company have been authorized and performed;


     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST
WITNESSETH:

     That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditament, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditament, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditament, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Bankers Trust Company, as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditament, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule B hereto.
     Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditament and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule B or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

     TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

     Subject, however, to permitted liens, as defined in the Mortgage Indenture.


     IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

     And it is hereby covenanted that all such bonds of Series D are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

                              ARTICLE 1.

               FORM AND PROVISIONS OF BONDS OF SERIES D

     SECTION 1.01. Designation; Amount. The bonds of Series D shall be designated "First and Refunding Mortgage 7-7/8% Bonds, 1994 Series D" and, subject to Section 2.08 of the Mortgage Indenture, shall not exceed one hundred and forty million dollars ($140,000,000) in aggregate principal amount at any one time outstanding. The initial issue of the bonds of Series D may be effected upon compliance with the applicable provisions of the Mortgage Indenture.

     SECTION 1.02. Form of Bonds of Series D. The bonds of Series D shall be issued only in fully registered form without coupons in denominations of one thousand dollars ($1,000) and multiples thereof.

     The bonds of Series D and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

     SECTION 1.03. Provisions of Bonds of Series D; Interest Accrual. The bonds of Series D shall mature on October 1, 2024 and shall bear interest, payable semiannually on the first days of April and October of each year, commencing April 1, 1995, at the rate specified in their title, until the Company's obligation in respect of the principal thereof shall be discharged; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of Series D, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. The bonds of Series D shall be callable for redemption in whole or in part according to the terms and provisions provided herein in Article 2.

     Each bond of Series D shall be dated as of October 1, 1994 and shall bear interest on the principal amount thereof from the interest payment date next preceding the date of authentication thereof by the Trustee to which interest has been paid on the bonds of Series D, or if the date of authentication thereof is prior to March 16, 1995, then from the date of original issuance, or if the date of authentication thereof be an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date.

     The person in whose name any bond of Series D is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of bonds of Series D not less than ten days preceding such record date, which record date shall not be more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment (i.e., April 1 or October 1) shall mean the March 15 or September 15, as the case may be, next preceding such interest payment date, or if such March 15 or September 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     SECTION 1.04. Transfer and Exchange of Bonds of Series D. The bonds of Series D may be surrendered for registration of transfer as provided in
Section 2.06 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of Series D of other authorized denominations. Notwithstanding the provisions of
Section 2.06 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of Series D or for the exchange of any bonds of Series D for such bonds of other authorized denominations.

     SECTION 1.05. Sinking and Improvement Fund. Each holder of a bond of Series D, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage Indenture which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as provided for in Section 6.14 thereof.


                              ARTICLE 2.

                    REDEMPTION OF BONDS OF SERIES D.

     The bonds of Series D shall not be redeemable as a whole or in part at any time.


                              ARTICLE 3

               REPAYMENT OF BONDS OF SERIES D AT OPTION OF HOLDER

     Any of the bonds of Series D are subject to repayment on October 1, 2001 at the option of the holder of the bond of Series D as set forth in the form of bond of Series D appended hereto.

                              ARTICLE 4

                            MISCELLANEOUS.
     SECTION 4.01. Benefits of Supplemental Indenture and Bonds of Series D. Nothing in this Supplemental Indenture, or in the bonds of Series D, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

     SECTION 4.02. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

     SECTION 4.03. Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

     IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused these presents to be executed by a Vice President and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and Bankers Trust Company has caused these presents to be executed by a Vice President or Assistant Vice President and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the day and year first above written.
                                   THE CONNECTICUT LIGHT AND POWER
                                    COMPANY
Attest:

/s/      Mark A. Joyse                  By /s/ John B. Keane
      Mark A. Joyse                          John B. Keane
    Assistant Secretary                      Vice President


          (SEAL)                   Signed, sealed and delivered
                                    in the presence of:


                                   /s/ Tracy A. DeCredico


                                   /s/ Jeffrey C. Miller

                                   BANKERS TRUST COMPANY
Attest:

/s/  Scott Thiel                   By /s/ Robert Caporale
      Scott Thiel                         Robert Caporale
   Assistant Treasurer                     Vice President

          (SEAL)                        Signed, sealed and delivered
                                         in the presence of:


                                   /s/ Kerri O'Brien



                                   /s/ Denise Mitchell

(STATE OF CONNECTICUT    )
                         )    SS.:  BERLIN
COUNTY OF HARTFORD       )

     On this 28th day of September, 1994, before me, Deborah A. Tawrel, the undersigned officer, personally appeared John B. Keane and Mark A. Joyse who acknowledged themselves to be Vice President and Assistant Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation, and that they, as such Vice President and such Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Secretary, and as their free act and deed.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              /s/ Deborah A. Tawrel
                              Deborah A. Tawrel
                              Notary Public
                               My commission expires December 31, 1995

                              (SEAL)
STATE OF NEW YORK        )
                         )    SS.:  NEW YORK
COUNTY OF NEW YORK       )

     On this      day of September, 1994, before me, Sharon V. Alston, the
             ----
undersigned officer, personally appeared Robert Caporale and Scott Thiel who acknowledged themselves to be Vice President and Assistant Treasurer, respectively, of BANKERS TRUST COMPANY, a corporation, and that they, as such Vice President and such Assistant Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Treasurer, and as their free act and deed.


     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              /s/ Sharon V. Alston
                              Sharon V. Alston
                              Notary Public, State of New York
                              No. 31-4966275
                              Qualified in New York County
                              My Commission expires
                                                    --------------


                              (SEAL)
                                                                      (SEAL)
                                SCHEDULE A

                         [FORM OF BONDS OF SERIES D]

No.                                                                    $

                    THE CONNECTICUT LIGHT AND POWER COMPANY

          Incorporated under the Laws of the State of Connecticut

          FIRST AND REFUNDING MORTGAGE 7-7/8% BOND, 1994 SERIES D

                    PRINCIPAL DUE October 1, 2024


     FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter
called the Company), hereby promises to pay to                , or registered
                                               ---------------
assigns, the principal sum of                          dollars, on the first day
                              ------------------------
of October, 2024 and to pay interest on said sum, semiannually on the first days of April and October in each year, commencing April 1, 1995, until the Company's obligation with respect to said principal sum shall be discharged, at the rate per annum specified in the title of this bond from the interest payment date next preceding the date of authentication hereof to which interest has been paid on the bonds of this series, or if the date of authentication hereof is prior to March 16, 1995, then from the date of original issuance, or if the date of authentication hereof is an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the March 15 or September 15, as the case may be, next preceding the interest payment date, or, if such March 15 or September 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.
     This bond is subject to repayment on October 1, 2001 at the option of the registered holder hereof exercisable during the period from and including August 1, 2001 to and including September 1, 2001 at a repayment price equal to the principal amount hereof to be repaid, together with interest payable hereon to the repayment date, as described on the reverse hereof.

     Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption, repayment at option of holder and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

     This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Bankers Trust Company (hereinafter with its successors as defined in the Mortgage hereinafter referred to, generally called the Trustee), or by such a successor.

     IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused this bond to be executed in its corporate name and on its behalf by its President by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.


Dated as of October 1, 1994.

                              THE CONNECTICUT LIGHT AND POWER COMPANY


                              By
                                 --------------------------------------
                                                       President


                              Attest:

                                                       Secretary



                         [FORM OF TRUSTEE'S CERTIFICATE]


     Bankers Trust Company hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

                              BANKERS TRUST COMPANY, TRUSTEE


                              By
                                 -------------------------------------
                                        Authorized Officer


Dated:



                              [FORM OF BOND]

                                [REVERSE]

                    THE CONNECTICUT LIGHT AND POWER COMPANY

          FIRST AND REFUNDING MORTGAGE 7-7/8% BOND, 1994 SERIES D

     This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to one hundred and forty million dollars ($140,000,000), consisting only of registered bonds without coupons and designated "First and Refunding Mortgage 7-7/8% Bonds, 1994 Series D," all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed and Trust dated as of May 1, 1921, and by sixty-three Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936,
October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944,
September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961,
September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968,
December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1,
1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982,
October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988,
November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1,
1993, February 1, 1994, February 1, 1994, June 1, 1994 and October 1, 1994 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the "Mortgage"), all executed by the Company to Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided.

     This bond is transferable by the registered holder hereof in person or by attorney upon surrender hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, together with a written instrument of transfer in approved form, signed by the holder, and a new bond or bonds of this series for a like principal amount in authorized denominations will be issued in
exchange, all as provided in the Mortgage.   Prior to due presentment for
registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

     Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series ("Book-Entry Interests") having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason, upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

     The bonds of this series are not subject to redemption as a whole or in part prior to maturity.

     This bond will be repayable on October 1, 2001, at the option of the registered holder or holders hereof, at 100% of its principal amount together with interest payable to the date of repayment. The repayment option may be exercised by a registered holder or holders of this bond for less than the entire principal amount of the bond, provided the principal amount which is to be repaid to such holder is equal to $1,000 or an integral multiple of $1,000. Such election by a registered holder to tender this bond for repayment will be irrevocable.

     So long as this bond is held under the book-entry only system referred to above, DTC or its nominee, as registered holder of the bond, will be entitled to tender the bond on October 1, 2001 for repayment and such tender will be effected by means of DTC's Repayment Option Procedures. During the period from and including August 1, 2001 to and including September 1, 2001 or, if September 1, 2001 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next succeeding day which shall not be a legal holiday or a day on which such institutions are so authorized to close, DTC will receive instructions from its Participant or Participants (acting on behalf of the owner or owners of beneficial interests in this bond) to tender this bond for purchase under DTC's Repayment Option Procedures. Such tender for purchase will be made by DTC by means of a book-entry credit of the bond to the account of the Trustee, provided that DTC receives instructions from the tendering Participant or Participants by Noon on September 1, 2001. Promptly after the recording of such book-entry credit, DTC will provide the Trustee an Agent Put Daily Activity Report in accordance with its Repayment Option Procedures, identifying this bond and the aggregate principal amount hereof as to which such tender for purchase has been made. OWNERS OF BENEFICIAL INTERESTS IN THIS BOND WHO WISH TO EFFECTUATE THE TENDER AND REPAYMENT OF THIS BOND MUST INSTRUCT THEIR RESPECTIVE DTC PARTICIPANT OR PARTICIPANTS A REASONABLE PERIOD OF TIME IN ADVANCE OF SEPTEMBER 1, 2001.


     If at any time the use of a book-entry only system through DTC (or any successor securities depository) is discontinued with respect to this bond, tender for repayment of the bond on October 1, 2001 shall be made according to the following procedures. The Company must receive at the principal office or agency of the Trustee, in the Borough of Manhattan, New York, New York, during the period from and including August 1, 2001 to and including September 1, 2001 or, if September 1, 2001 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next succeeding day which shall not be a legal holiday or a day on which such institutions are so authorized to close: (i) this bond with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers Inc., or a commercial bank or trust company in the United States of America, setting forth the name of the holder of the bond, the principal amount of the bond, the amount of the bond to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the bond to be repaid with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed will be received by the Company not later than five days (which are not legal holidays or days on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close) after the date of such telegram, telex, facsimile transmission or letter, and such bond and duly completed form are received by the Company by such fifth day. Either form of notice duly received during the period from and including August 1, 2001 to and including September 1, 2001 shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any bond for repayment will be determined by the Company, whose determination shall be final and binding.

 The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66-2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

 As set forth in the Supplemental Indenture establishing the terms and series of the bonds of this series, each holder of this bond, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as set forth in Section 6.14 of the Mortgage.

 No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator, or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.

                [FORM OF OPTION TO ELECT REPAYMENT]

                     OPTION TO ELECT REPAYMENT

 The undersigned hereby irrevocably requests and instructs the Company to repay the within bond (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at



          (Please Print or Typewrite Name, Address and
-----------------------------------------------------------------------------
           Tax Identification Number of the Undersigned)

 For this bond to be repaid the Company must receive at the office or agency of the Trustee in the Borough of Manhattan, New York, New York, during the period from and including August 1, 2001 to and including September 1, 2001 or, if September 1, 2001 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next succeeding day which shall not be a legal holiday or a day on which such institutions are so authorized to close: (i) this bond with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States of America, setting forth the name of the holder of the bond, the principal amount of the bond, the amount of the bond to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the bond to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the bond duly completed, will be received by the Company not later than five days (which are not legal holidays or days on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close) after the date of such telegram, telex, facsimile transmission or letter, and such bond and form duly completed are received by the Company by such fifth day.

 If less than the entire principal amount of the within bond is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of
$1,000) which the holder elects to have repaid:  $        .  Specify the
                                                  --------
denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) of the bond or bonds to be issued to the holder for the amount of the portion of the within bond not being repaid (in the absence of any such specification, one such bond will be issued for the portion not being
repaid): $        .
          --------



                                  Signature
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this bond in every particular without alteration or enlargement or any other change whatsoever.

                          SCHEDULE B

      PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE IN CONNECTICUT

                          TOWN OF ANDOVER

 ALL of the following described rights, privileges and easements situated in the Town of Andover, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:


                                                          RECORDED
 GRANTOR                            DATE OF INSTRUMENT  VOLUME  PAGE

(1)   Jodi M. Conway                June 6, 1994        61      410

(2)   James Arthur Gorman et al     June 9, 1994        61      412


                          TOWN OF AVON


 ALL of the following described rights, privileges and easements situated in the Town of Avon, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                             RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(3)   The Secret Lake Association   October 15, 1992         267     475


                          TOWN OF BERLIN


 ALL of the following described rights, privileges and easements situated in the Town of Berlin, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                             RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(4)   CT Galaxy Properties, Inc.    December 8, 1993         354     734

(5)   Robert W. Jud et al           December 16, 1993        360     649

(6)   John P. Lee                   March 4, 1994            360     652

(7)   Stanley Nalewajek et al       December 29, 1993        361     890



                          TOWN OF BRISTOL


 ALL of the following described rights, privileges and easements situated in the Town of Bristol, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:


                                                               RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(8)   ARMC Real Estate Divestiture  February 28, 1994        1123    449
 Corporation

                          TOWN OF CANTON


 ALL of the following described rights, privileges and easements situated in the Town of Canton, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                          RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE
 -------


(9)   Shepherd M. Holcombe     July 18, 1994            201    890


                          TOWN OF COLCHESTER


 ALL of the following described rights, privileges and easements situated in the Town of Colchester, County of New London and State of Connecticut, more particularly described in the following deeds, viz:
                                                          RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE

(10)  Donald a. Demar          July 25, 1994            364    184


                          TOWN OF COVENTRY


 ALL of the following described rights, privileges and easements situated in the Town of Coventry, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:


                                                     RECORDED
 GRANTOR                       DATE OF INSTRUMENT  VOLUME  PAGE

(11)  Pine Knoll Associates    March 15, 1994      513    149

(12)  S. R. Blanchard, Inc.    March 7, 1994       513    153



                          TOWN OF ELLINGTON


 ALL of the following described rights, privileges and easements situated in the Town of Ellington, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:


                                                          RECORDED
 GRANTOR                            DATE OF INSTRUMENT  VOLUME  PAGE

(13)  Jacob's Hill Associates, Inc. June 16, 1994       210    238


                          TOWN OF FARMINGTON


 ALL of the following described rights, privileges and easements situated in the Town of Farmington, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:


                                                              RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(14)  Inwood Associates, Inc.       June 8, 1994              483     485

(15)  Daigle & Son, Inc.            July 15, 1994             486     54

(16)  Town of Farmington            July 21, 1994             486     56


                          TOWN OF HARWINTON
 ALL of the following described rights, privileges and easements situated in the Town of Harwinton, County of Litchfield and State of Connecticut, more particularly described in the following deeds, viz:

                                                          RECORDED
GRANTOR                        DATE OF INSTRUMENT       VOLUME   PAGE

(17)  David J. Nadeau          March 15, 1994           134      746


                          TOWN OF MANCHESTER


 ALL of the following described rights, privileges and easements situated in the Town of Manchester, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                          RECORDED
 GRANTOR                            DATE OF INSTRUMENT  VOLUME  PAGE

(18)  Ansaldi Associates            May 9, 1994         1693    41

(19)  Housing Authority of the      June 17, 1994       1698    284
 Town of Manchester

(20)  Warren E. Howland et al       December 8, 1983    893     13

(21)  Michael A. DeCaprio et al     May 15, 1984        899     38


                          TOWN OF NAUGATUCK


 ALL of the following described rights, privileges and easements situated in the Town of Naugatuck, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:

                                                               RECORDED
 GRANTOR                                 DATE OF INSTRUMENT  VOLUME  PAGE

(22)  A. & J. Property Management,       August 26, 1993     380     852
 Ltd.

                          TOWN OF NEWINGTON


 ALL of the following described rights, privileges and easements situated in the Town of Newington, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                             RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(23)  Estate of Domenico Pane       May 4, 1994              978     220

(24)  Ramblewood, Incorporated`     May 23, 1994             985     115

(25)  Ramblewood, Incorporated      July 13, 1994            992     70


                          TOWN OF OLD SAYBROOK

 ALL of the following described rights, privileges and easements situated in the Town of Old Saybrook, County of Middlesex and State of Connecticut, more particularly described in the following deeds, viz:

                                                          RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE

(26)  Glenn Michael Rice et al February 5, 1994         315     1079


                          TOWN OF PLAINFIELD


 ALL of the following described rights, privileges and easements situated in the Town of Plainfield, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:

                                                              RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(27)  George Palmisano et al        July 12, 1994            223     716




                          TOWN OF PLAINVILLE
 ALL of the following described rights, privileges and easements situated in the Town of Plainville, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                          RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE

(28)  Joseph C. Ciccio et al   May 23, 1994             312     179



                          TOWN OF PUTNAM


 ALL of the following described rights, privileges and easements situated in the Town of Putnam, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:

                                                         RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE

(29)  Mark A. Bard, Inc.       March 4, 1994            259     315



                          TOWN OF ROCKY HILL


 ALL of the following described rights, privileges and easements situated in the Town of Rocky Hill, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                              RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(30)  F&S Associates                June 9, 1994             280    571

(31)  Seby Romano Construction      June 9, 1994             280    573
 Company, Inc.

(32)  200 Capital Boulevard         January 31, 1990         226    868
 Limited Partnership et al


                          TOWN OF SIMSBURY


 ALL of the following described rights, privileges and easements situated in the Town of Simsbury, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                          RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE

(33)  Town of Simsbury         April 25, 1994           429     1034


                          TOWN OF SOMERS
 ALL of the following described rights, privileges and easements situated in the Town of Somers, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:

                                                        RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE

(34)  Frank Lomangino et al    March 21, 1994           159     658


                             TOWN OF SOUTHINGTON


 ALL of the following described rights, privileges and easements situated in the Town of Southington, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                              RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(35)  Milo & Denorfia Construction, May 23, 1994              598     280
 Inc.


                          TOWN OF WATERBURY


 ALL of the following described rights, privileges and easements situated in the Town of Waterbury, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:
                                                                RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE

(36)  The Bank of Stamford Service  July 21, 1993             2989    292
 Corporation


                          TOWN OF WESTBROOK


 ALL of the following described rights, privileges and easements situated in the Town of Westbrook, County of Middlesex and State of Connecticut, more particularly described in the following deeds, viz:

                                                        RECORDED
 GRANTOR                       DATE OF INSTRUMENT       VOLUME  PAGE

(37)  Frank Esposito et al     July 21, 1994            165     437



                          TOWN OF WILLINGTON


 ALL of the following described rights, privileges and easements situated in the Town of Willington, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:
                                                              RECORDED
 GRANTOR                            DATE OF INSTRUMENT       VOLUME  PAGE